UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2010
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
Registrant’s telephone number, including area code: (408) 943-1234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 15, 2010, Cadence Design Systems, Inc. (“Cadence”) issued $300 million aggregate principal amount of its 2.625% Cash Convertible Senior Notes due 2015 (the “Notes”) to certain qualified institutional buyers (collectively, the “Initial Purchasers”). The Notes were offered and sold to the Initial Purchasers (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Cadence received net proceeds of $288.6 million from the Offering, after deducting the Initial Purchasers’ discounts and commissions and the estimated expenses of the Offering.
The Notes are governed by an indenture, dated as of June 15, 2010, between Cadence and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).
The Notes will bear interest at a rate of 2.625% per year, payable semi-annually in arrears in cash on June 1 and December 1 of each year, beginning on December 1, 2010. The Notes will mature on June 1, 2015, unless earlier repurchased or converted. The closing of the Offering occurred on June 15, 2010.
The Notes are convertible, as described below, into cash at an initial conversion rate equivalent to 132.5205 shares of common stock per $1,000 principal amount of the Notes, equivalent to a conversion price of approximately $7.55 per share of common stock, subject to adjustment.
In certain circumstances, the Notes are convertible into an amount in cash equal to the settlement amount, as defined in the Indenture. Holders of the Notes may freely convert their Notes on or after March 1, 2015 until the close of business on the scheduled trading day immediately preceding the maturity date. Prior to March 1, 2015, holders of the Notes may convert their Notes under the following conditions:
•	during the ten business-day period after any five consecutive trading-day period (the “Measurement Period”) in which the trading price per Note for each day of such Measurement Period was less than 98% of the product of the last reported sale price of Cadence common stock and the conversion rate on each such day; or

•	during any fiscal quarter after the fiscal quarter ending October 2, 2010, if the last reported sale price of Cadence common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the applicable conversion price in effect on each applicable trading day; or

•	upon the occurrence of specified corporate transactions.
Holders of the Notes who convert their Notes in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the Notes may require Cadence to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.
In connection with the Offering, Cadence entered into convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with affiliates of the Initial Purchasers. Cadence used an aggregate of $64.9 million of the net proceeds from the Offering for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions are expected generally to reduce

Cadence’s exposure under the Notes in the event that the market price per share of Cadence common stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes.
Item 3.02. Unregistered Sales of Equity Securities.
On June 9, 2010, Cadence agreed to sell warrants to acquire its common stock, subject to customary anti-dilution adjustments, in separate transactions entered into with affiliates of certain Initial Purchasers and in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The warrants have an exercise price of $10.78 per share, which is 75% higher than the closing price of Cadence common stock on June 9, 2010.
Cadence expects to receive aggregate proceeds of $31.6 million from these transactions. If the market price of the Cadence common stock at the time of exercise of the applicable warrants exceeds the strike price of those warrants, Cadence will owe the affiliates of certain Initial Purchasers net shares of Cadence common stock in an amount based on the excess of the then current market price of the Cadence common stock over the strike price of the applicable warrants. These transactions could have a dilutive effect to the extent that the market price per share of Cadence common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants.
Neither the warrants nor the underlying Cadence common stock issuable upon exercise of the warrants have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 8.01. Other Events.
On June 10, 2010, Cadence issued a press release with respect to the foregoing transactions, which is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.
On June 15, 2010, Cadence used approximately $98 million of the net proceeds from the Offering to repurchase approximately $100 million aggregate principal amount of its 1.375% Convertible Senior Notes due 2011 (the “2011 Notes”) and approximately $89 million to repurchase approximately $100 million aggregate principal amount of its 1.500% Convertible Senior Notes due 2013 (the “2013 Notes”). In connection with the repurchase of a portion of the 2011 Notes and the 2013 Notes, Cadence terminated a portion of the related convertible note hedge transactions entered into with certain initial purchasers of the 2011 Notes and the 2013 Notes, as well as a portion of the separate warrant transactions.
On June 15, 2010, Cadence also used approximately $40 million of the net proceeds from the Offering to purchase approximately 6.49 million shares of its common stock.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on June 10, 2010 regarding the pricing of cash convertible senior notes due 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 15, 2010

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Kevin S. Palatnik
Kevin S. Palatnik
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release issued by Cadence Design Systems, Inc. on June 10, 2010 regarding the pricing of cash convertible senior notes due 2015.